UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

November 10, 2026

Date of Report (Date of earliest event reported)

Health In Tech, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-42449	87-3545722
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 S. Colorado Ave, Suite 1 Stuart, FL	34994
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 373-0333

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	HIT	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 10, 2026, Health In Tech, Inc. (the “Company”) (Nasdaq: HIT) held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”). For more information on the proposals, which are described below, please refer to the Company’s definitive proxy statement, dated October 13, 2026, as filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on October 13, 2026 (the “Proxy Statement”), as amended and supplemented by the supplement to the Proxy Statement, dated October 28, 2026, as filed by the Company with the SEC on October 28, 2026 (the “Supplement”).

As of the record date of September 18, 2026, there were 65,300,790 shares of the Company’s common stock issued and outstanding and entitled to vote at the Annual Meeting, comprised of 53,600,790 shares of Class A common stock, par value $0.001 per share (“Class A Common Stock”), and 11,700,000 shares of Class B common stock, par value $0.001 per share (“Class B Common Stock” and, together with Class A Common Stock, “Common Stock”). Each share of Class A Common Stock was entitled to one vote per share and each share of Class B Common Stock was entitled to ten votes per share. At the Annual Meeting, there were present, in person or by proxy, stockholders holding an aggregate of 154,451,428 votes, representing approximately 90.53% of the outstanding voting power at the Company; therefore, a quorum was present. The following matters were submitted to a vote of stockholders at the Annual Meeting:

As disclosed in the Supplement, on October 27, 2026, the Company’s Board of Directors approved a revision to Proposal Four (the 2024 Plan Amendment Proposal) to increase the total number of shares of Class A Common Stock authorized for issuance under the Health In Tech, Inc. Equity Incentive Plan (2024) to 30,677,849 shares, rather than 20,677,849 shares as originally described in the Proxy Statement (as so revised, “Amended Proposal Four”). As described in the Supplement, all proxies and voting instructions submitted prior to the date of the Supplement were disregarded, were not voted on any proposal at the Annual Meeting and were not counted as present for purposes of determining a quorum. The voting results set forth below reflect only proxies and voting instructions submitted after the date of the Supplement and shares voted at the Annual Meeting.

1. Election of Directors

Stockholders elected all five of the Company’s nominees for director, consisting of incumbent directors Tim Johnson, Julia (LinLin) Qian, William D. Howard and Timothy Hayes and new director nominee Tim Cortes, to serve until the annual meeting of stockholders to be held in 2027 and until their respective successors are elected and qualified, or until their earlier death, resignation, disqualification, or removal. The voting results were as follows:

Nominee	For	Abstain	Broker Non-Vote
Tim Johnson	154,363,938	87,490	0
Julia (LinLin) Qian	151,163,957	3,287,471	0
William D. Howard	153,833,023	618,405	0
Timothy Hayes	154,365,299	86,129	0
Tim Cortes	154,365,320	86,108	0

2. Amendment to the Articles of Incorporation to Increase Authorized Shares

Stockholders approved an amendment to the Company’s Second Amended and Restated Articles of Incorporation to increase the total authorized shares of capital stock of the Company from 220,000,000 to 720,000,000, consisting of 650,000,000 shares of Class A Common Stock, 50,000,000 shares of Class B Common Stock and 20,000,000 shares of Series A Preferred Stock, $0.001 par value per share. The voting results were as follows:

For	Against	Abstain	Broker Non-Vote
153,585,457	847,401	18,570	0

3. Approval of Issuances Under the Standby Equity Purchase Agreement

Stockholders approved, in compliance with Nasdaq Listing Rule 5635(b) and Nasdaq Listing Rule 5635(d), the issuance of more than 20% of the Company’s issued and outstanding Class A Common Stock pursuant to the Standby Equity Purchase Agreement, dated August 12, 2026, between the Company and YA II PN, Ltd., including upon conversion of the convertible notes issued or issuable thereunder. The voting results were as follows:

For	Against	Abstain	Broker Non-Vote
154,080,077	353,180	18,171	0

4. Amendment to the Health In Tech, Inc. Equity Incentive Plan (2024)

Stockholders approved Amended Proposal Four, an amendment to the Health In Tech, Inc. Equity Incentive Plan (2024), to increase the total number of shares of Class A Common Stock authorized for issuance pursuant to awards granted thereunder, including upon the exercise of incentive stock options, from 10,677,849 shares to 30,677,849 shares, and to increase the aggregate incentive stock option limit to 13,000,000 shares. The voting results were as follows:

For	Against	Abstain	Broker Non-Vote
153,782,455	647,886	21,087	0

5. Ratification of Auditors

Stockholders ratified the appointment of MaloneBailey, LLP to serve as the Company’s independent auditors for the fiscal year ending December 31, 2026. The voting results were as follows:

For	Against	Abstain	Broker Non-Vote
154,368,145	83,283	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 12, 2026

HEALTH IN TECH, INC.

By:	/s/ Sanjay Shrestha
Name:	Sanjay Shrestha
Title:	Chief Executive Officer

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